Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements of FirstSun Capital Bancorp on Form S-8 (No. 333-258176, No. 333-261809 and No. 333-292064) and on Form S-3 (No. 333-277804, No. 333-275054 and No. 333-275055) of our report dated February 28, 2024, relating to the consolidated financial statements of First Foundation Inc., which appear in this Current Report on Form 8-K/A (Amendment No. 1) of FirstSun Capital Bancorp.
/s/ Eide Bailly LLP
Laguna Hills, California
May 22, 2026